Exhibit 99.2

Stephens Media LLC and Subsidiary

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp. and Subsidiaries)

Consolidated Financial Statements as of December 31, 2014 and 2013 and for the Years Ended December 31, 2014, 2013, and 2012, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

New Media Investment Group, Inc.:

We have audited the accompanying consolidated financial statements of Stephens Media LLC and subsidiary (wholly owned by SF Holding Corp. and subsidiaries) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stephens Media LLC and subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company has elected to change its method of accounting for goodwill in 2014. Our opinion is not modified with respect to this matter.

As discussed in Note 3 to the consolidated financial statements, the Company sold its Hawaii and Aberdeen newspaper operations and has presented the operations for the years presented as discontinued operations. Our opinion is not modified with respect to this matter.

As discussed in Note 13 to the consolidated financial statements, the Company has executed a purchase and sale agreement and sold substantially all of its net assets, with the exception of its investment in Northwest Arkansas Newspapers LLC, net pension obligation, long-term debt and two buildings in Fort Smith, Arkansas, to an unrelated party. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Little Rock, Arkansas

April 3, 2015

STEPHENS MEDIA LLC AND SUBSIDIARY

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp.

and Subsidiaries)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

(In thousands)

	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,171	$14,745
Trade and other receivables—net	18,135	20,553
Inventories	833	1,153
Prepaid and other assets	2,336	2,307

Total current assets	42,475	38,758

INVESTMENTS IN PARTNERSHIPS	—	864

PROPERTY, PLANT, AND EQUIPMENT—Net	44,227	50,707

OTHER ASSETS:
Intangible assets—Net	747	952
Goodwill	3,141	3,490
Pension receivables—long-term	881	—
Other noncurrent assets	361	690

Total other assets	5,130	5,132

TOTAL	$91,832	$95,461

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,253	$3,755
Accrued expenses and other liabilities	7,251	10,254
Accrued health care claims	1,234	2,238
Current portion of accrued workers’ compensation liability	569	424
Deferred income	7,988	9,464
Due to affiliates	82	143

Total current liabilities	18,377	26,278

LONG TERM LIABILITIES:
Accrued pension	2,097	350
Accrued workers’ compensation	1,321	1,243
Long-term debt	6,563	6,563

Total long-term liabilities	9,981	8,156

Total liabilities	28,358	34,434

MEMBERS’ EQUITY:
Member’s Interest	63,446	60,997
Accumulated Other Comprehensive Income	28	30

Total Member’s Equity	63,474	61,027

TOTAL	$91,832	$95,461

See notes to consolidated financial statements.

STEPHENS MEDIA LLC AND SUBSIDIARY

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp.

and Subsidiaries)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012

(In thousands)

	2014	2013	2012
OPERATING REVENUES—Newspaper:
Advertising	$103,027	$109,766	$119,155
Circulation	35,677	35,698	36,436
Other	6,697	6,307	6,194

Total operating revenues	145,401	151,771	161,785

OPERATING EXPENSES:
Salaries, wages, and employee benefits	51,198	58,566	59,766
Severance wages and related benefits	626	1,527	436
Newsprint, ink, and other production supplies	11,500	13,450	16,003
Printing costs	8,234	9,050	8,555
Newspaper distribution	20,641	23,739	25,591
Occupancy	5,421	6,094	5,885
Agency commissions	2,077	1,852	2,195
Supplies and postage	2,266	2,341	2,627
Depreciation and amortization	5,136	4,962	5,207
Impairment of investment	—	1,652	3,001
Impairment of property, plant, and equipment	—	—	137
Other	23,197	25,197	24,833

Total operating expenses	130,296	148,430	154,236

OPERATING INCOME	15,105	3,341	7,549

OTHER (EXPENSE) INCOME:
Interest expense	(273)	(294)	(280)
Interest income	13	31	20
Equity in losses of partnerships	(452)	(811)	(1,018)
Other—net	—	1,671	—

Total other expense	(712)	597	(1,278)

NET INCOME FROM CONTINUING OPERATIONS	$14,393	$3,937	$6,271

INCOME FROM DISCONTINUED OPERATIONS	5,356	765	826

NET INCOME	$19,749	$4,702	$7,097

See notes to consolidated financial statements.

STEPHENS MEDIA LLC AND SUBSIDIARY

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp.

and Subsidiaries)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012

(In thousands)

	2014	2013	2012

NET INCOME	$19,749	$4,702	$7,097

OTHER COMPREHENSIVE INCOME—Net unrealized (loss) gain on securities available for sale	(2)	(2)	16

COMPREHENSIVE INCOME	$19,747	$4,700	$7,113

See notes to consolidated financial statements.

STEPHENS MEDIA LLC AND SUBSIDIARY

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp.

and Subsidiaries)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012

(In thousands)

	Members’ Interest		Accumulated Other Comprehensive Income	Total Members’ Equity
	SF Holding Corp.	Stephens Holding Company

BALANCE—January 1, 2012	$76,346	$9,453	$15	$85,814

Net income	7,026	71	—	7,097

Net unrealized gain of securities available for sale	—	—	16	16

Distribution of cash	(24,354)	(246)	—	(24,600)

BALANCE—December 31, 2012	59,018	9,278	31	68,327

Net income	4,654	48	—	4,702

Net unrealized loss of securities available for sale			(2)	(2)

Distribution of cash	(11,880)	(120)	—	(12,000)

BALANCE—December 31, 2013	51,792	9,206	29	61,027

Net income	19,552	197	—	19,749

Net unrealized loss of securities available for sale	—	—	(2)	(2)

Distribution of cash	(17,127)	(173)	—	(17,300)

BALANCE—December 31, 2014	$54,217	$9,230	$27	$63,474

See notes to consolidated financial statements.

STEPHENS MEDIA LLC AND SUBSIDIARY

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp.

and Subsidiaries)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012

(In thousands)

	2014	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,749	$4,701	$7,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,535	5,431	5,720
Provision for losses on accounts receivable	331	133	375
Loss on sale of property and equipment	133	24	149
Write off of note receivable	350	—	—
Loss (gain) on sale of newspapers	(3,981)	—	64
Equity in losses of partnerships	544	918	1,072
Impairment of investment and property, plant, and equipment	—	1,652	3,334
Other	(5)	(25)	180
Increase (decrease) in cash resulting from changes in assets and liabilities—net of effects of acquisitions and dispositions:
Trade and other receivables	898	(795)	(406)
Due from affiliates	—	(57)	188
Inventories	170	361	599
Other current assets	399	418	(282)
Pension obligation	(15)	—	—
Other assets	(140)	160	153
Accounts payable	(2,788)	(804)	1,346
Accrued expenses and other liabilities	(3,904)	3,503	(49)
Deferred income	(456)	547	(919)

Net cash provided by operating activities	16,820	16,167	18,621

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,026)	(1,332)	(705)
Proceeds from sale of property and equipment	14	—	253
Proceeds from sale of newspapers	10,232	—	37
Transaction costs paid for sale of newspapers	(314)	—	—
Acquisition of newspapers	—	(482)	(277)
Contributions to partnerships	—	—	(338)

Net cash used in investing activities	6,906	(1,814)	(1,030)

CASH FLOWS FROM FINANCING ACTIVITY—Distributions to members	(17,300)	(12,000)	(24,600)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,426	2,353	(7,009)

CASH AND CASH EQUIVALENTS—Beginning of year	14,745	12,392	19,401

CASH AND CASH EQUIVALENTS—End of year	$21,171	$14,745	$12,392

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid during the year for interest	$273	$291	$280

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:

Purchases of property and equipment in accounts payable	$304	$—	$—

Recognition of net pension obligation from sale of newspapers	$951	$—	$—

See notes to consolidated financial statements.

STEPHENS MEDIA LLC AND SUBSIDIARY

(A Nevada Limited Liability Company Wholly Owned by SF Holding Corp. and Subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014 AND 2013 AND FOR THE YEARS ENDED

DECEMBER 31, 2014, 2013, AND 2012

(Dollars in thousands)

1.	ORGANIZATION AND OPERATIONS

As of December 31, 2014, Stephens Media LLC (the “Company”), a Nevada limited liability company, owned and operated eight daily and 28 weekly newspapers, located primarily in the central and southwestern United States. During the year ended December 31, 2014, the Company sold its Hawaii and Aberdeen newspaper operations (see Note 3).

SF Holding Corp. and subsidiaries (SFH), an Arkansas corporation, holds a 99% interest in the Company and the remaining 1% is held by Stephens Holding Company, a subsidiary of SFH.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and disclosure of contingent assets and liabilities. The estimates and assumptions used in preparing the accompanying consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the consolidated financial statements. However, actual results may differ from the estimates and assumptions used in preparing the accompanying consolidated financial statements.

Cash and Cash Equivalents—The Company considers cash on hand or on deposit and short-term investments with original maturities of three months or less to be cash and cash equivalents. Due to the short-term nature of these investments, the carrying amounts are reasonable estimates of fair values.

Trade and Other Receivables Net—Trade accounts receivable consist of amounts due from advertisers and subscribers, less an allowance for doubtful accounts. Management estimates and records an allowance for doubtful accounts by identifying troubled individual accounts and using historical collection experience applied to the aging of all accounts. Accounts are written off against the allowance when deemed uncollectible, and recoveries of accounts previously written off are credited to the allowance.

Inventories—Inventories primarily consist of newsprint and are recorded at the lower of cost, determined using the last-in, first-out method, or market.

Investments in Partnerships—The Company holds noncontrolling interests in various partnerships (“Unconsolidated Partnerships”) that operate media businesses in markets in which the Company has operations. These Unconsolidated Partnerships are accounted for using the equity method of accounting as the Company exercises significant influence over them. The managing partners of each of the Unconsolidated Partnerships have generally been granted the authority to manage, supervise, and conduct the affairs of their respective partnerships. They have also been granted the authority to execute agreements and incur obligations, subject to certain limitations, on behalf of their partnerships. The Company’s ownership interests in the significant Unconsolidated Partnerships for the years ended December 31, 2014, 2013, and 2012 (see also Note 5), consisted of the following:

Northwest Arkansas Newspapers LLC (NAN)	50%

Property, Plant, and Equipment—Property, plant, and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which are as follows:

Estimated Useful Lives

Buildings and improvements	10–40 years
Machinery and equipment	3–10 years
Furniture, fixtures, and equipment	3–10 years

Goodwill—Goodwill represents the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets acquired. The goodwill recorded at December 31, 2014 and 2013, is primarily the result of acquisitions completed during 2010.

Effective January 1, 2013, the Company initially adopted the accounting alternative to change its method of accounting for the subsequent measurement of goodwill through the election of a new accounting alternative issued by the Financial Accounting Standards Board (FASB). The election allows entities to amortize all existing and additions to goodwill on a straight-line basis over a period of 10 years or less. Additionally, the alternative permits the Company to perform a one-step impairment test at the entity level, only when events or circumstances indicate that the fair value of the entity may be less than its carrying amount. As a result of the initially elected accounting alternative, the Company reported amortization expense related to goodwill in the consolidated financial statements issued and reported on April 30, 2014, totaling $499. Additionally, the Company considered whether there were any impairment indicators at December 31, 2013, related to goodwill and concluded there were no such indicators of impairment.

As discussed in Note 13, the Company has agreed to be acquired by an unrelated third party which is a public company who files its financial statements with the Securities and Exchange Commission. The FASB guidance allowing for the amortization of goodwill is not applicable to public companies therefore; the Company determined the election is no longer preferable to the users of the consolidated financial statements. Accordingly, the Company made the decision to reverse the initially adopted accounting alternative and revised the previously issued consolidated financial statements. This resulted in an increase in total assets, members’ equity, and net income of $499.

In connection with the decision to reverse the initially adopted accounting alternative, the Company is required to evaluate goodwill for impairment at least once annually or more frequently if events and circumstances indicate that impairment may be present. The recoverability of goodwill is measured at the reporting unit level, which constitutes a business component for which discrete financial information is available and management regularly reviews the operating results of the component. Management has identified the Company as a whole as one reporting unit for the purposes of testing of goodwill.

The evaluation of goodwill impairment consists of two steps. The first step compares the estimated fair value of a reporting unit to its carrying value. If a reporting unit’s estimated fair value exceeds its carrying value, no impairment is deemed present. However, if a reporting unit’s estimated fair value is less than its carrying value, a second step is performed whereby the estimated fair value of all of a reporting unit’s assets and liabilities are determined in order to assess the current implied fair value of goodwill. If the carrying value of goodwill exceeds the implied fair value, an impairment charge is recognized for that excess.

There were no impairments of goodwill recorded for the years ended December 31, 2014, 2013 and 2012.

Intangible Assets—Intangible assets primarily result from business combinations and are being amortized over the following estimated lives:

Amortized Lives

Newspaper subscription lists, advertiser lists, and mastheads	7 years

Finite-lived intangible assets are also evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Revenue Recognition—Advertising revenue is recorded when advertisements are placed in the publication. Circulation revenue is recorded as newspapers are distributed over the subscription term. Other revenue is recognized when the related product or service has been delivered.

Deferred Income—Deferred income consists primarily of deferred subscription income. Deferred subscription income represents amounts received from subscribers in advance of newspaper deliveries and is recognized as newspaper revenue over the subscription term.

Recently Issued Accounting Pronouncements—The FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle an entity should apply a five-step process as outlined in the ASU. The standard is effective for nonpublic entities for annual and interim periods beginning after December 15, 2018. (December 15, 2017 for public companies) and early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the impact on its consolidated financial statements upon the adoption of this new standard

The FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosers of Disposals of Components of an Entity, which provides guidance for when a disposal of a component of an entity or a group of components of an entity is required to be presented as discontinued operations. A disposal of a component or group of components would be required to be presented as discontinued operations if the disposal of the component(s) represents a strategic shift that has or will have a significant a major effect in the entity’s operations and financial results. The standard is effective for the Company for annual periods beginning after December 15, 2014. Early adoption is permitted under certain scenarios. The Company is evaluating the effects of this standard for periods subsequent to December 31, 2014.

3.	ACQUISITIONS, DISPOSITIONS, AND INVESTMENTS IN PARTNERSHIPS

Acquisitions—During 2013, the Company acquired an Iowa newspaper, The Perry Chief for $482. The effects of this acquisition was not material to the consolidated financial position or operating results of the Company for 2013.

During 2012, the Company acquired an Iowa newspaper, Story City Herald for $150. Also, the Bartlesville Magazine was acquired for $127. The effects of these acquisitions were not material to the consolidated financial position or operating results of the Company for 2012.

Dispositions—During 2012, the Company sold a newspaper in Lincoln County, Nevada for $37 and recorded a loss upon the sale of $64. The effects of this disposition was not material to the consolidated financial position or operating results of the Company for 2012.

During 2014, the Company sold a newspaper and affiliated publications in Aberdeen, Washington, for $1,000 (see Note 12).

Also, during 2014, the company sold two daily newspapers, one weekly newspaper and affiliated publications in Hilo and Kona, Hawaii. This sale also included the Company’s ownership in Hawaii.com. The proceeds for the sale were $9,250 (see Note 12).

4.	TRADE AND OTHER RECEIVABLES

Trade and other receivables at December 31, 2014 and 2013, consisted of the following:

	2014	2013

Trade accounts receivable	$18,073	$21,517
Other receivables	1,346	453

	19,419	21,970

Allowance for doubtful accounts	(1,284)	(1,417)

Total	$18,135	$20,553

The Company’s trade accounts receivable arise primarily from unsecured credit granted to customers for newspaper advertisements. Customers include retail stores, hotels, and various other advertisers, including individuals. There were no significant concentrations of credit at December 31, 2014 and 2013.

The following table presents the activity of the allowance for doubtful accounts for the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012

Beginning balance	$(1,417)	$(1,554)	$(1,574)
Write-offs	411	498	582
Recoveries	(171)	(228)	(187)
Bad debt expense	(375)	(133)	(375)
Sale of newspapers	268	—	—

Ending balance	$(1,284)	$(1,417)	$(1,554)

5.	INVESTMENTS IN PARTNERSHIPS

Investments in partnerships at December 31, 2014 and 2013, consisted of the following:

	2014	2013

NAN	$—	$452
Others	—	412

Total	$—	$864

Since the inception of the NAN partnership the Company has reduced the balance of its investment by 50% of its equity in the net losses incurred by NAN. Due to recurring losses incurred by NAN, the Company evaluated the carrying value of its investment and recorded an impairment charge of $1,652, and $3,001 during 2013, and 2012, respectively. The carrying value of NAN as of December 31, 2014 is $0 due to the impairment charges and equity in losses of NAN recognized since the inception of NAN.

6.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 2014 and 2013, consisted of the following:

	2014	2013

Land	$4,294	$4,690
Buildings and improvements	66,387	73,715
Machinery and equipment	100,638	109,898

	171,319	188,303

Accumulated depreciation	(127,599)	(137,670)

	43,720	50,633

Construction in progress	507	74

Total	$44,227	$50,707

Depreciation expense related to property, plant, and equipment from continuing operations totaled $4,932, $4,765, and $5,009 for the years ended December 31, 2014, 2013, and 2012, respectively.

7.	GOODWILL AND INTANGIBLE ASSETS

Changes in the carrying amount of goodwill for the years ended December 31, 2014 and 2013, were as follows:

Balance—January 1, 2013	$3,101

Purchase of newspaper	389

Balance—December 31, 2013	3,490

Decrease related to sale of newspaper	(349)

Balance—December 31, 2014	$3,141

As of December 31, 2014 and 2013, the Company has net intangible assets with finite useful lives of $747 and $952 respectively, consisting of newspaper subscription lists, advertiser lists, and mastheads totaling $71,135 and $92,845, less accumulated amortization of $70,388 and $91,893, respectively.

Total amortization expenses for intangible assets were $204, $197, and $198 for the years ended December 31, 2014, 2013, and 2012, respectively. Future annual amortization expense for these intangible assets as of December 31, 2014, is as follows:

2015	$213
2016	197
2017	184
2018	153

$747

8.	BORROWINGS

During 2010, the Company entered into a revolving credit agreement with a financial institution and proceeds of $6,563 were borrowed to finance the acquisition of newspapers in Iowa. Total borrowings available under this line of credit are $10,000 and are available until November 2016. Principal outstanding at December 31, 2014 and 2013 is $6,563 and is due in November 2016. Interest is payable monthly and the interest rate is London InterBank Offered Rate, plus 3.95% (4.10% and 4.12%, as of December 31, 2014 and 2013, respectively). On February 23, 2015, the Company repaid the principal and interest related to this agreement and the agreement was terminated.

The fair value of the outstanding borrowings are not materially different from the carrying values due to the varying nature of the interest rates of these obligations.

9.	EMPLOYEE BENEFIT PLANS

The Company maintains a contributory, defined contribution profit-sharing plan, the Stephens Media Retirement Savings Plan (the “Plan”) covering all employees, except those covered by collective bargaining agreements, based on specified employment criteria. Employer contributions to the Plan are made at the discretion of the Company and are allocated to eligible participants’ accounts based on their compensation, subject to certain limitations. All eligible employees may also contribute a percentage of their compensation, subject to certain limitations, as a 401(k) contribution. There was no contribution made by the Company to the Plan during 2014, 2013, and 2012.

The Company contributed to a multiemployer defined benefit pension plan (Pension Plan) under the terms of collective-bargaining agreement that cover its union-represented employees. The risks of participating in a multiemployer plan are different from single-employer plans in the following aspects:

•	Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

•	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

•	If the Company chooses to stop participating in its multiemployer plan the Company may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in this Pension Plan for the years ended December 31, 2014, 2013, and 2012, is outlined in the table below. The “EIN/Pension Plan Number” column provides the employer identification number (EIN) and the three-digit plan number. The Pension Protection Act (PPA) zone status is based on information that the Company received from the Pension Plan and is certified by the Pension Plan’s actuary. Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are less than 80% funded, and plans in the green zone are at least 80% funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented.

Pension Fund	EIN/Pension Plan Number	PPA Zone Status			FIP/RP Status	Contributions of Stephens Media
		2014	2013	2012		2014	2013	2012
						(amounts in whole dollars)

The Newspaper Guild IPP	52-1082662-001	Red	Red	Red	Implemented	$97,548	$117,397	$121,785

Note: Expiration date of the collective bargaining agreement is August 2015.

As a result of the sale of the Hawaii newspapers in 2014, the Company effectively withdrew from the Pension Plan. A withdrawal liability in the amount of $2,800 was recorded for the Company’s estimated future obligation to fund the benefits earned by eligible employees and retirees at the date of sale. The payment of this obligation is required to be made in equal annual installments over the next 20 years. The purchaser of the Hawaii newspapers has agreed to pay the lesser of $1,400 or half of the pension withdrawal liability in equal annual installments over the next 20 years. The Company recorded a pension obligation of $1,902 and receivable of $951 related to the amounts to be paid and received related to this Pension Plan and net expense of $951 was recorded within the gain on sale as discussed in Note 12.

10.	COMMITMENTS AND CONTINGENCIES

The Company maintains a high retention insurance program for its exposures to property damage, workers’ compensation, and general liability losses, including libel and slander. The estimated costs of claims are accrued as incidents occur based upon historical loss development trends and may be subsequently revised based upon developments relating to such claims. The program is administered by an unrelated insurance carrier while any stop-loss policies, which were utilized, are provided by several different insurance underwriters.

The Company leases certain facilities, including certain newspaper operation locations, as well as warehouses, office space, and equipment under noncancelable operating leases. Also included in the commitment schedule below are leases related to certain software applications. Minimum payments required under these agreements at December 31, 2014, were as follows:

Years Ending December 31	Noncancelable Operating Leases

2015	$1,142
2016	837
2017	440
2018	272
2019	19
Thereafter	—

$2,710

Rent expense to unrelated parties totaled $1,335, $1,663, and $800 for the years ended December 31, 2014, 2013, and 2012, respectively.

The Company, through its Las Vegas, Nevada, newspaper the Las Vegas Review Journal, is required under a joint operating agreement (the “Agreement”) to publish and include the Las Vegas Sun, owned by Greenspun Media Group, in the newspaper through 2040, subject to limitations set forth in the Agreement. The Agreement calls for payments to be made to a counterparty based on a fixed amount that is increased or decreased annually based on the financial performance of the Company’s Las Vegas paper. The Company paid $1,073, $1,297, and $1,392, which is included in other operating expenses, under this Agreement in 2014, 2013, and 2012, respectively.

The Company is a defendant in certain lawsuits and arbitrations, which arose from its usual business activities. Although the ultimate outcome of these actions cannot be ascertained at this time, and the results of legal proceedings cannot be predicted with certainty, management, based on its understanding of the facts and consultation with outside counsel, does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial statements.

The Company maintains various insurance coverage in order to minimize the financial risk associated with certain of these claims.

11.	RELATED-PARTY TRANSACTIONS

Certain marketable securities and cash equivalents are purchased through and are held in accounts with Stephens Inc., a broker/dealer owned by a 50% shareholder of SFH. The Company also receives allocations of specific direct expenses for services performed by affiliates. Amounts related to such transactions as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013, and 2012, were insignificant.

12.	DISCONTINUED OPERATIONS

On October 1, 2014, the Company sold a newspaper and affiliated publications in Aberdeen, Washington to an unrelated third party for $1,000, subject to adjustment for working capital, and recorded a gain upon the sale of $126. The Company will have no continuing involvement in the operations of these publications. The Company has determined that the financial results related to these operations should be classified as discontinued operations. As a result, the related results of operations have been classified outside of net income from continuing operations in the accompanying consolidated statement of operations. The net income related to this newspaper in the accompanying consolidated statement of operations for the years ended 2014, 2013, and 2012 is $122 (including the gain on sale of $126), $266, and ($51) respectively.

On December 3, 2014, the Company sold two daily newspapers, one weekly newspaper and affiliated publications in Hilo and Kona, Hawaii for $9,250, subject to adjustment for working capital, and recorded a gain of $3,855. This sale also included the Company’s ownership in Hawaii.com. The Company will have no continuing involvement in the operation of these publications or Hawaii.com. The Company has determined that the financial results related to the operations of these publications should be classified as discontinued operations. As a result, the related results of operations have been classified outside of net income from continuing operations in the accompanying consolidated statement of operations. The net income related to these publications/investment in the accompanying consolidated statement of operations for the years ended 2014, 2013, and 2012 is $5,234 (including the gain on sale of $3,855), $499, and $878 respectively.

The following table summarizes the impact of the Aberdeen and Hawaii operations for the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012

Aberdeen revenue	$2,458	$3,638	$3,736
Hawaii revenue	12,347	13,392	14,453

Total revenue	$14,805	$17,030	$18,189

Aberdeen expenses	$2,462	$3,372	$3,787
Hawaii expenses	10,968	12,893	13,576

Total expenses	$13,430	$16,265	$17,363

Aberdeen gain	$126
Hawaii gain	3,855

Total gain	$3,981

Aberdeen net income (loss)	$122	$266	$(51)
Hawaii net income	5,234	499	877

Total net income	$5,356	$765	$826

The following table presents the assets and liabilities of Aberdeen and Hawaii as of December 31, 2013:

	Aberdeen	Hawaii	Total

Cash	$10	$336	$346
Trade and other receivables—net	276	1,522	1,798
Inventories	4	148	152
Prepaid and other assets	5	57	62
Investment in Partnerships	—	412	412
Property, plant, and equipment	818	3,763	4,581
Goodwill	70	279	349
Other noncurrent assets	—	178	178

Total assets	$1,183	$6,695	$7,878

Accounts payable	$43	$112	$155
Accrued expenses and other liabilities	145	652	797
Deferred income	281	869	1,150
Other noncurrent liabilities	—	350	350

Total liabilities	$469	$1,983	$2,452

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these consolidated financial statements were available to be issued on April 3, 2015.

In March 2015, the Company executed a purchase and sale agreement and sold substantially all of its assets, with the exception of its investment in Northwest Arkansas Newspapers LLC, net pension obligation, long-term debt and two buildings in Fort Smith, Arkansas, to an unrelated party, for a cash and sales price of approximately $102,500 subject to working capital adjustments. The transaction was completed in the first quarter 2015.

The Company is not aware of any other significant events that occurred subsequent to the balance sheet date, but prior to the issuance of these financials that would have a material impact on the consolidated financial statements.

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